Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of September 27, 2021, by and among SAITECH Limited, a Cayman Islands exempted company incorporated with limited liability (the “Company”), TradeUP Global Corporation, a Cayman Islands exempted company incorporated with limited liability (the “Purchaser”), TradeUP Global Sponsor LLC, a Cayman Islands exempted limited liability company (“Sponsor”), and the undersigned parties who hold Subject Shares subject to the Letter Agreement (as defined herein)(such parties, the “Insiders” and together with the Sponsor, the “Founder Holders”).

WHEREAS, the Company, Purchaser, and TGC Merger Sub, a Cayman Islands exempted company (the “Merger Sub”), are concurrently herewith entering into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement) pursuant to which, among other things, Merger Sub will be merged with and into Company, with the Company being the surviving entity and becoming a wholly owned subsidiary of Purchaser; and

WHEREAS, each Founder Holder is, as of the date of this Agreement, the sole legal owner of the number of (i) outstanding Class B ordinary shares of the Purchaser (“Purchaser Class B Shares”) and (ii) outstanding Class A ordinary shares of the Purchaser (“Purchaser Class A Shares”) set forth opposite such Founder Holder’s name on Schedule A hereto, and such Founder Holders do not own any outstanding Units of Purchaser (the “Units”), each consisting of one Purchaser Class A Share and one-half of one redeemable warrant exercisable for one Purchaser Class A Share (the “Purchaser Public Warrants”) (such Purchaser Class B Shares and Purchaser Class A Shares owned by the Founder Holders, together with any other Purchaser Class B Shares or Purchaser Class A Shares acquired by a Founder Holder after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, Purchaser and the Company have requested that each Founder Holder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Business Combination Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of Each Founder Holder

Each Founder Holder hereby represents and warrants, severally and not jointly, to the Company and the Purchaser as follows:

1.1            Organization and Standing; Authorization. Such Founder Holder, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if the Founder Holder is not a natural person, (i) has been duly organized and is validly existing and in good standing under the Laws of the Cayman Islands, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, (iii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iv) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. If the Founder Holder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of such Founder Holder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2            Binding Agreement. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Founder Holder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Sponsor, enforceable against such Founder Holder in accordance with its terms, subject to the Enforceability Exceptions.

1.3            Governmental Approvals. No Consent of or with any Governmental Authority on the part of such Founder Holder is required to be obtained or made in connection with the execution, delivery or performance by such Founder Holder of this Agreement or the consummation by such Founder Holder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Founder Holder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4            Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Founder Holder will not (a) conflict with or violate any provision of the Organizational Documents of such Founder Holder, if applicable, (b) conflict with or violate any Law, Order or Consent applicable to such Founder Holder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Founder Holder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Founder Holder under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Founder Holder, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Founder Holder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5            Subject Shares. As of the date of this Agreement, such Founder Holder has beneficial ownership of the Subject Shares set forth opposite such Founder Holder’s name on Schedule A hereto, and all such Subject Shares are owned by such Founder Holder free and clear of all liens or encumbrances, other than liens or encumbrances pursuant to this Agreement, the Organizational Documents of Purchaser or applicable federal or state securities laws. Such Founder Holder does not legally own any Purchaser Shares other than the Subject Shares. Such Founder Holder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement or the Organizational Documents of the Purchaser.

1.6            Business Combination Agreement. Such Founder Holder understands and acknowledges that Purchaser and the Company are entering into the Business Combination Agreement in reliance upon Such Founder Holder’s execution and delivery of this Agreement. Such Founder Holder has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

ARTICLE II

Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to the Founder Holders and the Company as follows:

2.1            Organization and Standing. Purchaser is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2            Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Purchaser, subject to the Enforceability Exceptions.

2.3            Governmental Approvals. No Consent of or with any Governmental Authority on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by Purchaser of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Purchaser to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4            Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Purchaser will not (a) conflict with or violate any provision of Organizational Documents of Purchaser, (b) conflict with or violate any Law, Order or Consent applicable to Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of Purchaser under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Purchaser, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Purchaser to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of the Company

The Company hereby represents and warrants to the Founder Holders and Purchaser as follows:

3.1            Organization and Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2            Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and shareholders of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3            Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4            Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Organizational Documents of the Company, (b) conflict with or violate any Law, Order or Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Agreement to Vote; Certain Other Covenants of the Founder Holders

Each Founder Holder covenants and agrees with the Company during the term of this Agreement as follows:

4.1            Agreement to Vote.

(a)            In Favor of Merger. At any meeting of the shareholders of Purchaser called to seek the Required Purchaser Shareholder Approval with respect to the Purchaser Shareholder Approval Matters, or at any adjournment thereof, or in connection with any written consent of the shareholders of Purchaser or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement, any other Ancillary Documents, the Merger, or any other Transaction is sought, each Founder Holder shall (i), if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Required Purchaser Shareholder Approval or, if there are insufficient votes in favor of granting the Required Purchaser Shareholder Approval, in favor of the adjournment such meeting of the shareholders of Purchaser to a later date but not past the Outside Date.

(b)            Against Other Transactions. At any meeting of shareholders of Purchaser or at any adjournment thereof, or in connection with any written consent of the shareholders of Purchaser or in any other circumstances upon which such Founder Holder’s vote, consent or other approval is sought, such Founder Holder shall vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Business Combination Agreement and the Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Purchaser or any public offering of any shares of Purchaser, any of its material Subsidiaries, or, in case of a public offering only, a newly-formed holding company of Purchaser or such material Subsidiaries, other than in connection with the Transactions, (ii) any Acquisition Proposal relating to an Alternative Transaction with respect to Purchaser, and (iii) other than any amendment to Organizational Documents of Purchaser permitted under Section 2.2 and Section 2.3 of the Business Combination Agreement (and required as the Amended Purchaser Charter as a condition to closing under Section 7.2(e)(v) and Section 7.3(f) of the Business Combination Agreement), any amendment of Organizational Documents of Purchaser or other proposal or transaction involving Purchaser or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by Purchaser of, prevent or nullify any provision of the Business Combination Agreement or any other Ancillary Document, the Merger, or any other Transaction or change in any manner the voting rights of any class of Purchaser’s share capital.

(c)            Revoke Other Proxies. Such Founder Holder represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under the Organizational Documents of Purchaser.

4.2            No Transfer. Other than (x) pursuant to this Agreement, (y) upon the consent of the Company or (z) to an Affiliate of such Founder Holder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to Purchaser, agreeing to be bound by this Agreement to the same extent as such Founder Holder was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement, such Founder Holder shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), other than pursuant to the Merger, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under the Organizational Documents of Purchaser, (iii) take any action that would make any representation or warranty of such Founder Holder herein untrue or incorrect, or have the effect of preventing or disabling such Founder Holder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Founder Holder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Such Founder Holder agrees with, and covenants to, Purchaser and the Company that such Founder Holder shall not request that Purchaser register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

4.3            Waiver of Rights of Class B Ordinary Shares of the Company. Such Founder Holder hereby irrevocably waives the anti-dilution adjustments set forth in Section 17.3 of Purchaser’s Amended and Restated Memorandum and Articles of Association in connection with the issuance of Class A ordinary shares and Class B ordinary shares of the Purchaser pursuant to the Business Combination Agreement or any other issuance of equity interests or securities exchangeable for, or convertible into, such equity interests by the Purchaser during the Interim Period.

4.4            Waiver of Dissenters’ Rights. Such Founder Holder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Act and any other similar statute in connection with the Merger and the Business Combination Agreement.

4.5            No Redemption. Such Founder Holder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Founder Holder shall not elect to cause Purchaser to redeem any Subject Shares now or at any time legally or beneficially owned by such Founder Holder, or submit or surrender any of its Subject Shares for redemption, in connection with the transactions contemplated by the Business Combination Agreement or otherwise.

4.6            New Shares. In the event that prior to the Closing (i) any Purchaser Shares or other securities are issued or otherwise distributed to such Founder Holder pursuant to any stock dividend or distribution, or any change in any of the Purchaser Shares or other share capital of Purchaser by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) such Founder Holder acquires legal or beneficial ownership of any Purchaser Shares after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (iii) such Founder Holder acquires the right to vote or share in the voting of any Purchaser Share after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

ARTICLE V

Additional Agreements of the Parties

5.1            Letter Agreement. Each Founder Holder and Purchaser hereby agree that from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary that certain letter agreement dated April 28, 2021 by and among the Founder Holders and Purchaser (the “Letter Agreement”), except as otherwise provided for under this Agreement, the Business Combination Agreement or any Ancillary Document.

5.2            Mutual Release.

(a)            Founder Holder Release. Sponsor, on its own behalf and on behalf of each of its Affiliates (other than Purchaser or any of Purchaser’s Subsidiaries), and each other Founder Holder on its own behalf, and each of its and their successors, assigns and executors (each, a “Sponsor Releasor”), effective as at the Merger Effective Date, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, Purchaser, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Sponsor Releasee”), from (i) any and all obligations or duties the Company, Purchaser or any of their respective Subsidiaries has prior to or as of the Merger Effective Date to such Sponsor Releasor or (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Sponsor Releasor has prior to or as of the Merger Effective Date, against any Sponsor Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Date (except in the event of fraud on the part of a Sponsor Releasee); provided, however, that nothing contained in this Section 5.2(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Business Combination Agreement, the Ancillary Documents, or Purchaser’s Organizational Documents, (ii) for indemnification or contribution, in any Sponsor Releasor’s capacity as an officer or director of Purchaser, (iii) arising under any then-existing insurance policy of Purchaser, (iv) pursuant to a contract and/or Purchaser policy, to reimbursements for reasonable and necessary business expenses incurred and documented prior to the Merger Effective Date, or (v) for any claim for fraud.

(b)            Company Release. Each of the Company, Purchaser and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the Merger Effective Date, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge each Founder Holder and its respective successors, assigns, heirs, executors, officers, directors, partners, members, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (i) any and all obligations or duties such Company Releasee has prior to or as of the Merger Effective Date to such Company Releasor, (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Date (except in the event of fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 5.2(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Business Combination Agreement or the Ancillary Documents, or (ii) for any claim for fraud.

5.3            Termination. This Agreement shall terminate upon the earliest of (i) the Merger Effective Date (provided, however, that upon such termination, Section 5.3, Section 6.2, this Section 6.3, Section 6.4, Section 7.1 and Section 7.2 shall survive indefinitely) and (ii) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

5.4            Additional Matters. Each Founder Holder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Purchaser or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of Purchaser or the Cayman Act) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Merger or any other Transaction.

ARTICLE VI

General Provisions

6.1            Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and Purchaser in accordance with Section 10.1 of the Business Combination Agreement and to such Founder Holder at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2            Governing Law. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by the Laws of the Cayman Islands (without giving effect to choice of law principles thereof).

6.3            Miscellaneous. The provisions of Article X (other than the first sentence of Section 10.4) of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

SAITECH LIMITED

Signature:	/s/ Li Risheng
Name:	Li Risheng
Title:	Director

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

TRADEUP GLOBAL CORPORATION

Signature:	/s/ Huang Lei
Name:	Huang Lei
Title:	Co-Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

TRADEUP GLOBAL SPONSOR LLC

Signature:	/s/ Jianwei Li
Name:	Jianwei Li
Title:	Manager

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

MICHAEL DAVIDOV

/s/ Michael Davidov

TAO JIANG

/s/ Tao Jiang

DAVID XIANGLIN LI

/s/ David Xianglin Li

[Signature Page to Sponsor Support Agreement]

Schedule A

Name of Founder Holder	Number of Purchaser Class B Shares	Number of Purchaser Class A Shares	Number of Purchaser Public Warrants
TradeUP Global Sponsor LLC	212,247	1,074,780	0
Michael Davidov	20,000	0	0
Tao Jiang	20,000	0	0
David Xianglin Li	20,000	0	0

Addresses for Notice:

TradeUP Global Sponsor LLC
c/o TradeUP Global Corporation
437 Madison Avenue, 27th Floor
New York, New York 10022
Attn: Jianwei Li
Email: Jianwei@zhenchengcap.com

MICHAEL DAVIDOV

c/o TradeUP Global Corporation

437 Madison Avenue, 27th Floor

New York, New York 10022

Attn: Michael Davidov

Email: michaeldavidov@gmail.com

TAO JIANG

c/o TradeUP Global Corporation

437 Madison Avenue, 27th Floor

New York, New York 10022

Attn: Tao Jiang

Email: jiangtao@csdn.net

DAVID XIANGLIN LI

c/o TradeUP Global Corporation

437 Madison Avenue, 27th Floor

New York, New York 10022

Attn: David Xianglin Li

Email: Davidx.li@yahoo.com

Sch A-1